As filed with the Securities and Exchange Commission on October 3, 2017

Registration No. 333-196978

Registration No. 333-203014

Registration No. 333-209809

Registration No. 333-216296

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-196978

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-203014

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-209809

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-216296

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KITE PHARMA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	27-1524986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2225 Colorado Avenue Santa Monica, California	90404
(Address of principal executive offices)	(ZIP Code)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full titles of the plans)

Brett A. Pletcher

Secretary

Kite Pharma, Inc.

2555 Colorado Avenue

Santa Monica, CA 90404

(Name and address of agent for service)

(310) 824-9999

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Ronald O. Mueller, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, NW

Washington, DC 20036

(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☒	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use to the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

Explanatory Note

DEREGISTRATION OF SECURITIES

These post-effective amendments relate to the following Registration Statements of Kite Pharma, Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement on Form S-8 (File No. 333-196978), registering 9,510,000 shares of Common Stock, filed with the Securities and Exchange Commission on June 23, 2014;

•	Registration Statement on Form S-8 (File No. 333-203014), registering 2,642,126 shares of Common Stock, filed with the Securities and Exchange Commission on March 26, 2015;

•	Registration Statement on Form S-8 (File No. 333-209809), registering 2,985,783 shares of Common Stock, filed with the Securities and Exchange Commission on February 29, 2016; and

•	Registration Statement on Form S-8 (File No. 333-216296), registering 3,022,926 shares of Common Stock, filed with the Securities and Exchange Commission on February 28, 2017.

On October 3, 2017, pursuant to that certain Agreement and Plan of Merger, dated as of August 27, 2017, by and among the Company, Gilead Sciences, Inc., a Delaware corporation (“Parent”), and Dodgers Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), Purchaser merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Company hereby terminates the effectiveness of each Registration Statement and removes from registration any and all securities of the Company registered but unsold under the Registration Statements as of the date hereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on October 3, 2017.

KITE PHARMA, INC.

/s/ Robin L. Washington
By:	Robin L. Washington
President and Treasurer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

[Signature Page to S-8 Post-Effective Amendment]